Exhibit 10.18

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Effective Date: As of April 11, 2008
Execution Date: April 11, 2008

           THIS THIRD AMENDMENT (this “Amendment”) is made by and among:

           WHITEHALL JEWELERS, INC. (f/k/a Whitehall Jewellers, Inc.), a Delaware corporation (the “ Borrower”) having its principal place of business at 125 South Wacker, #2600, Chicago, Illinois 60606;

           the lending institutions signatory hereto (collectively, the “Lenders”);

           LASALLE BANK NATIONAL ASSOCIATION (“LaSalle”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent” and together with the Administrative Agent, collectively, the “Agents”) for the Credit Parties (as hereinafter defined); and

          BANK OF AMERICA, N. A. and WELLS FARGO RETAIL FINANCE, LLC, as co-managing agents (collectively, in such capacity, the “Managing Agents” and together with the Lenders and Agents, the “Credit Parties”).

           In consideration of the mutual covenants contained herein and benefits to be derived herefrom.

BACKGROUND:

                    a.      The Borrower, the Lenders, the Agents and the Managing Agents are party to that certain Third Amended and Restated Credit Agreement dated as of February 20, 2007 (as amended and in effect, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Credit Agreement.

                    b.      The Borrower has advised the Credit Parties that it has entered into a certain Asset Purchase Agreement dated as of April 11, 2008 to acquire certain of the assets and leasehold interests of Friedman’s, Inc. and Crescent Jewelers located at the store locations set forth in Exhibit A hereto.

ACCORDINGLY, IT IS HEREBY AGREED AS FOLLOWS:

          SECTION 2.   AMENDMENTS

          2.1      The definition of “Applicable Margin” in Article I of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

          “Applicable Margin”: the Applicable Margin shall be determined on any date from the following pricing grid:

Tranche A	Tranche A	Tranche A-1	Tranche A-1
LIBOR	Base Rate	LIBOR	Base Rate
Margin	Margin	Margin	Margin
2.75%	1.25%	4.50%	2.50%

          2.2      The definition of “Eligible Inventory” in Article I of the Credit Agreement is hereby amended by deleting “and” at the end of clause (g) thereof, by relettering clause (h) as clause (i), and by inserting the following new clause (h) thereto:

                    “(h) Inventory located at stores acquired by the Borrower pursuant to the Friedmans Acquisition for which the Purchased Leases related to such store locations have not been assumed by the Borrower within the time periods required pursuant to Section 6.21 hereof; and

          2.3      The definition “Permitted Encumbrances” in Article I of the Credit Agreement is hereby amended

                    a.      by deleting “and” at the end of clause (o) thereof, by relettering clause (p) as clause (q), and by inserting the following new clause (p) thereto:

                    “(p) liens in favor of Sumit Diamonds (“Vendor”), provided that Vendor executes and delivers and intercreditor and subordination agreement in form and substance satisfactory to the Agents; and”

                    b.      by deleting the words “clauses (a) through (o)” in the proviso thereto and substituting the words “clauses (a) through (p)” in their stead.

          2.4      The definition of “Permitted Indebtedness” in Article I of the Credit Agreement is hereby amended by deleting “and” at the end of clause (n) thereof, by relettering clause (o) as clause (q), and by inserting the following new clauses (n) and (o) thereto:

                    “(n) the Remaining Cash Payment (as such term is defined in the Friedmans Acquisition Agreement);

                    (o) Indebtedness due to the Vendor on account of the purchase of Inventory from the Vendor; and”

          2.5      The definition of “Permitted Investments” in Article I of the Credit Agreement is hereby amended by deleting “and” at the end of clause (k) thereof, by relettering clause (l) as clause (m), and by inserting the following new clause (l) thereto:

                    “(l) the Friedmans Acquisition; and”

          2.6      The definition of “Subordinate Facility” in Article I of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

     “Subordinate Facility” means that certain credit facility provided to the Borrower pursuant to the terms of the Subordinate Credit Agreement and related Security Documents (as defined in the Subordinate Credit Agreement), including the Subordinate Facility Second Additional Term Loan, the Subordinate Facility Third Additional Term Loan, and the Subordinate Facility Fourth Additional Term Loan.

          2.7      The following new definitions are hereby added to Article I of the Credit Agreement in appropriate alphabetical order:

          “Friedmans Acquisition” means the acquisition of certain of the assets of Friedman’s, Inc. and Crescent Jewelers by Borrower pursuant to the Friedmans Acquisition Agreement.

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     “Friedmans Acquisition Agreement” means that certain Asset Purchase Agreement dated April 11, 2008 by and among Borrower, as Buyer, and Friedman’s, Inc. and Crescent Jewelers, as Sellers.

      “Subordinate Facility Fourth Additional Term Loan” shall mean the term loan to the Borrower in the amount of $5,000,000 made on or before thirty (30) days after the date of the Third Amendment (as hereinafter defined) under the Subordinate Facility.

     “Third Amendment” means that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of April 11, 2008 among the Borrower and the Credit Parties.

     “Vendor” has the meaning set forth in clause (p) of the definition of Permitted Encumbrances.

          2.8      Section 6.11 of the Credit Agreement is hereby amended by adding “(including, without limitation, pursuant to the Friedmans Acquisition)” after the word “Borrower” in the second line thereof.

          2.9      Article VI of the Credit Agreement is hereby amended by adding the following new Section 6.21 at the end thereof:

“6.21 Purchased Leases. On or before April 11, 2008, the Borrower shall have assumed the Purchased Leases (as defined in the Friedmans Acquisition Agreement), other than any Purchased Leases which the Borrower has deferred assumption of until the Delayed Assumption Date (as defined in the Friedmans Acquisition Agreement) pursuant to the Friedmans Acquisition Agreement, provided that the Borrower shall have assumed all Purchased Leases under the Friedmans Acquisition Agreement on or before May 15, 2008.”

          2.10      Section 8.01 of the Credit Agreement is hereby amended by deleting “or” at the end of clause (p) thereof, by relettering clause (q) as clause (r) and by adding the following new clause (q):

“(q) Subordinated Facility Fourth Additional Term Loan. On or prior to May 2, 2008, the Borrower shall not receive at least $5,000,000 in Net Proceeds from the Subordinate Facility Fourth Additional Term Loan upon terms and subject to the execution of documentation reasonably satisfactory in form and substance to the Administrative Agent (acting upon the instructions of the Majority Lenders); or”

          2.11 Amendments to Schedules. The Schedules to the Credit Agreement are hereby updated and replaced, to the extent applicable, by the Schedules attached to this Amendment, which Schedules have been prepared after giving effect to the Friedmans Acquisition.

          SECTION 3. PRECONDITIONS TO EFFECTIVENESS:

          The effectiveness of this Amendment is expressly conditioned upon the following:

          3.1 The Credit Parties shall have received a fully executed copy of this Amendment.

          3.2 The Agents shall have received an opinion of counsel to the Borrower, addressed to the Agents and each Lender, as to such matters concerning the Borrower and the Loan Documents as the Administrative Agent may reasonably request.

          3.3 The Credit Parties shall have received the fully executed Friedmans Acquisition Agreement and all exhibits and schedules thereto and other documents and agreements referenced therein, all in form and substance satisfactory to the Agents.

          3.4 The Agents shall have received a copy of the Sale Order by the United States Bankruptcy Court for the District of Delaware authorizing the Friedmans Acquisition.

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          3.5 The Agents shall have received a Confirmation and Ratification to the Third Amended and Restated Intercreditor and Lien Subordination Agreement.

          3.6 The Borrower shall have paid to the Administrative Agent for the account of those Lenders executing this Amendment an amendment fee in an amount equal to 0.25% on the Commitment of each such Lender.

          3.7 The Borrower shall have paid to the Administrative Agent the fees set forth in that certain Third Amendment Fee Letter dated as of even date herewith between the Administrative Agent and the Borrower.

          3.8 The Credit Parties shall have received reimbursement from the Borrower for all reasonable costs, expenses, and legal fees incurred in connection with the negotiation and preparation of this Amendment and all documents, instruments, and agreements incidental hereto. The Administrative Agent is hereby authorized to make an advance under the Loan to fund that reimbursement.

          SECTION 4. RATIFICATION; WAIVER OF CLAIMS:

          4.1 Except as provided herein, all terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect. The Borrower hereby ratifies, confirms, and re-affirms all terms and provisions of the Loan Documents.

          4.2 The Borrower hereby acknowledges and agrees that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower under the Credit Agreement could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

          4.3 The Borrower hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against any Credit Party, or any of their respective parents, affiliates, predecessors, successors, or assigns, or any of their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against any Credit Party, or any of their respective parents, affiliates, predecessors, successors, or assigns, or any of their respective officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES each Credit Party and their respective officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, and assigns from any liability therefor.

          SECTION 5. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE BORROWER:

          5.1 In order to induce the Credit Parties to enter into this Amendment, Whitehall hereby represents and warrants to the Credit Parties that, to the best of its knowledge, no Event of Default exists, or solely with the passage of time or notice, would exist under the Loan Documents.

          SECTION 6. MISCELLANEOUS:

          6.1 Capitalized terms used in this Amendment which are defined in the Credit Agreement are used as so defined.

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          6.2 This Amendment may be executed in counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement

          6.3 This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

          6.4 Any determination that any provision of this Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

          6.5 The Borrower shall execute and deliver to the Credit Parties whatever additional documents, instruments, and agreements that the Administrative Agent may require in order to give effect to, and implement the terms and conditions of this Amendment.

[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

WHITEHALL JEWELERS, INC.

By:	/s/ Edward A. Dayoob
Name:	Edward A. Dayoob
Title:	CEO

Signature Page to Third Amendment to
Third Amended and Restated Credit Agreement

LASALLE BANK NATIONAL ASSOCIATION, as
Administrative Agent and as Collateral Agent

By:	/s/ Jeff Ryan
Name:	Jeff Ryan
Title:	VP

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeff Ryan
Name:	Jeff Ryan
Title:	VP

LASALLE BANK NATIONAL ASSOCIATION, as L/C Issuer

By:	/s/ Jeff Ryan
Name:	Jeff Ryan
Title:	VP

Signature Page to Third Amendment to
Third Amended and Restated Credit Agreement

WELLS FARGO RETAIL FINANCE, LLC, as a Lender

By:	/s/ Danielle M. Baldinelli
Name:	Danielle M. Baldinelli
Title:	Assistant VP

WELLS FARGO RETAIL FINANCE, LLC, as a
Managing Agent

By:	/s/ Danielle M. Baldinelli
Name:	Danielle M. Baldinelli
Title:	Assistant VP

Signature Page to Third Amendment to
Third Amended and Restated Credit Agreement

CF BLACKBURN LLC, as a Lender

By: GMAC COMMERCIAL FINANCE LLC
(Servicer)

By:	/s/ Michael Malcagni
Name:	Michael Malcagni
Title:	Vice President

Signature Page to Third Amendment to
Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Keith Vercarteen
Name:	Keith Vercarteen
Title:	Managing Director

BANK OF AMERICA, N.A., as a Managing Agent

By:	/s/ Keith Vercarteen
Name:	Keith Vercarteen
Title:	Managing Director

Signature Page to Third Amendment to
Third Amended and Restated Credit Agreement